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                                                                   EXHIBIT 10.37

                                                                  EXECUTION COPY


                    AMENDED AND RESTATED EMPLOYMENT AGREEMENT

         This AMENDED AND RESTATED EMPLOYMENT AGREEMENT (this "Agreement"), dated as of March 1, 2003, is by and between Pacer Global Logistics, Inc., an Ohio corporation (the "Company"), and Jeffrey R. Brashares (the "Employee").

                                    PREAMBLE

         The Company and the Employee are entering into this Agreement to amend and restate the Original Agreement (as defined in Section 12) to set forth the terms and conditions of the Employee's continued employment with the Company.

         ACCORDINGLY, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Company and the Employee, the Company and the Employee hereby agree as follows:

     Section 1. Duties. On the terms and subject to the conditions contained in this Agreement, the Employee will be employed by the Company as an Executive Vice President of the overall Company and as the divisional President of the Company's Transportation Services Division, responsible for all internal operations of such division (the "Duties"), reporting to and subject to the supervision and direction of the Company's Board of Directors (the "Board") and the Company's more senior officers. The Employee shall perform the Duties and such other duties and services on behalf of the Company and its subsidiaries and other affiliates consistent with such position as reasonably may be assigned to the Employee from time to time by the Board or the Company's more senior officers. Anything contained in this Section 1 or elsewhere in this Agreement to the contrary notwithstanding, the Employee acknowledges and agrees that the Employee's position and title with the Company may be subject to change in the event that the Company is merged with or into or otherwise consolidated or combined with or into Pacer or any of its other subsidiaries or affiliates; provided, however, that the foregoing acknowledgement and agreement shall in no way limit or adversely affect the Employee's rights to terminate his employment hereunder for Good Reason pursuant to the applicable provisions of Section 7(c).

     Section 2. Term. The Employee's employment hereunder shall be for the period (the "Employment Period") that commenced on January 1, 2003, and will end on the date that such employment is terminated in accordance with the applicable provisions of Section 6 or Section 7, as the case may be.

     Section 3. Time to be Devoted to Employment. During the Employment Period, the Employee shall devote substantially all of the Employee's working energies, efforts, interest, abilities and time exclusively to the business and affairs of the Company and its subsidiaries and other affiliates. The Employee shall not engage in any other business or activity that, in the reasonable judgment of the Board, would conflict or interfere with the performance of the Employee's duties as set forth herein, whether or not such activity is pursued for gain, profit or other pecuniary advantage

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     Section 4. Base Salary; Bonus; Benefits.

     (a) During the Employment Period, the Company (or any of its subsidiaries or other affiliates) shall pay the Employee a minimum annual base salary (the "Base Salary") of $250,000, payable in such installments (but not less often than monthly) as is generally the policy of Pacer and its subsidiaries from time to time with respect to the payment of regular compensation to their respective executive officers. During the Employment Period, the Employee will be entitled to (i) no less than four (4) weeks vacation per calendar year occurring during the Employment Period, which shall accrue and be taken in accordance with the Company's policy in effect from time to time, (ii) up to $400 per month for country club dues and up to $1,700 per month for an automobile allowance, and
(iii) such paid holidays and other benefits as may be made available from time to time to other executive officers of Pacer and its subsidiaries generally, including, without limitation, participation in such health, life and disability insurance programs and retirement or savings plans, if any, as Pacer and its subsidiaries may from time to time maintain in effect, subject to Pacer's and its subsidiaries' rights from time to time to amend, modify, change or terminate in any respect any of their respective employee benefit plans, policies, programs or benefits.

     (b) In addition to the Base Salary and benefits set forth in Section 4(a), subject to the terms and conditions of this Agreement, the Employee shall be entitled to receive (1) a cash bonus for the fiscal year of the Company commencing January 1, 2003, and ending December 31, 2003, in the fixed amount of $322,000 (the "2003 Bonus"), and (2) a cash bonus for the fiscal year of the Company commencing January 1, 2004, and ending December 31, 2004, in the fixed amount of $322,000 (the "2004 Bonus," and together with the 2003 Bonus, the "Fixed Bonuses"). Each Fixed Bonus that shall become payable under this Agreement shall be paid in equal quarterly installments (or, at the Company's sole option, in more frequent equal installments) no later than thirty (30) days following the end of each calendar quarter (e.g., on or prior to April 1, 2003, in the case of the first quarterly installment for calendar year 2003). Anything contained in this Agreement to the contrary notwithstanding:

          (i) if the Employee's employment with the Company is terminated at any time on or after January 1, 2003, and on or before December 31, 2003, for any reason other than a termination by the Company without "cause" pursuant to Section 7(b) or a termination by the Employee for "good reason" pursuant to Section 7(c), the Employee will not be entitled to receive, and neither the Company nor any of its subsidiaries or other affiliates shall be obligated to pay the Employee, any remaining unpaid portion of the 2003 Bonus or the 2004 Bonus;

          (ii) if the Employee's employment with the Company is terminated at any time on or after January 1, 2003, and on or before December 31, 2003, by the Company without "cause" pursuant to Section 7(b) or by the Employee for "good reason" pursuant to Section 7(c), the Employee shall be entitled to receive, to the extent not previously paid, the 2003 Bonus and the 2004 Bonus, payable in accordance with the foregoing terms and conditions of this Section 4(b);

          (iii) if the Employee's employment with the Company is terminated at any time on or after January 1, 2004, and on or before December 31, 2004, for any reason

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     other than a termination by the Company without "cause" pursuant to Section
     7(b) or a termination by the Employee for "good reason" pursuant to Section 7(c), the Employee will not be entitled to receive, and neither the Company nor any of its subsidiaries or other affiliates shall be obligated to pay the Employee, any remaining unpaid portion of the 2004 Bonus; and

          (iv) if the Employee's employment with the Company is terminated at any time on or after January 1, 2004, and on or before December 31, 2004, by the Company without "cause" pursuant to Section 7(b) or by the Employee for "good reason" pursuant to Section 7(c), the Employee shall be entitled to receive, to the extent not previously paid, the 2004 Bonus, payable in accordance with the foregoing terms and conditions of this Section 4(b).

     (c) Commencing with the fiscal year of the Company beginning on January 1, 2005, in addition to the Base Salary and benefits set forth in Section 4(a), the Employee shall be entitled to participate during the Employment Period in the Company's performance bonus plan or program as in effect from time to time with respect to the Company's similarly situated executive officers (the "Bonus Plan"), subject in all cases to the terms and conditions of this Agreement and the Bonus Plan as in effect for the period in question. The amount of such performance bonus, if any, that may be awarded and payable to the Employee with respect to each fiscal year of the Company ending after December 31, 2004, and occurring during the Employment Period, shall be targeted at fifty percent (50%) of the Base Salary in effect for such fiscal year, with the actual amount of such performance bonus, if any, being determined by the Board in its sole and absolute discretion based on and to the extent of the achievement or satisfaction of such targets, goals and conditions as may be provided in the Bonus Plan for such fiscal year and as the Board otherwise may determine (which may include business, financial, operating and/or other performance measures applicable to the Company and/or its subsidiaries and other affiliates, as well as individual performance criteria determined by the Board). The performance bonus, if any, awarded and payable to the Employee under the Bonus Plan with respect to each fiscal year of the Company ending after December 31, 2004, and occurring during the Employment Period (including any pro rated amount payable pursuant to the further terms and conditions of this Section 4(c)) shall be paid at such time or times and in such manner as performance bonuses are paid to the other executive officers of the Company generally. The Employee's rights to participate in, and to receive a performance bonus under, the Bonus Plan in effect for any such fiscal year shall be subject to the Company's right at any time and from time to time to amend, modify, change or terminate the Bonus Plan in any respect. Anything contained in this Agreement to the contrary notwithstanding:

          (i) if the Employee's employment with the Company is terminated at any time after on or after January 1, 2005, for any reason other than a termination by the Company without "cause" pursuant to Section 7(b) or a termination by the Employee for "good reason" pursuant to Section 7(c), the Employee will not be entitled to receive, and neither the Company nor any of its subsidiaries or other affiliates shall be obligated to pay the Employee, any performance bonus that previously may have been awarded by the Board with respect to the fiscal year of the Company in which such termination occurred or thereafter; and

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          (ii) if the Employee's employment with the Company is terminated at any time after on or after January 1, 2005, by the Company without "cause" pursuant to Section 7(b) or by the Employee for "good reason" pursuant to
     Section 7(c), the Employee shall be entitled to receive that portion of the performance bonus, if any, that previously may have been awarded by the Board and that may be payable for the fiscal year of the Company during which such termination occurs pro rated through the date of such termination based on the number of days elapsed from the beginning of such fiscal year through the termination date over three hundred and sixty-five
     (365) days, payable in accordance with the terms and conditions of Section 4(c).

     (d) All references herein to compensation to be paid to the Employee are to the gross amounts thereof that may be due hereunder. The Company shall have the right to deduct therefrom all sums that may be required to be deducted or withheld under any provision of law (including, without limitation, social security payments, income tax withholding, and any other deduction required by law) as in effect at all relevant times during the term of this Agreement.

     Section 5. Reimbursement of Expenses. During the Employment Period, the Company reasonably shall reimburse the Employee in accordance with the Company's policy for all reasonable and necessary traveling expenses and other disbursements incurred by the Employee for or on behalf of the Company in connection with the performance of the Employee's duties hereunder upon presentation of appropriate receipts or other documentation therefor, in accordance with all applicable policies of the Company.

     Section 6. Disability or Death. If, during the Employment Period, the Employee is incapacitated or disabled by accident, sickness or otherwise (hereinafter, a "Disability") so as to render the Employee mentally or physically incapable of performing the services required to be performed by the Employee under this Agreement for any period of ninety (90) consecutive days or for an aggregate of one hundred and eighty (180) days in any period of three hundred and sixty (360) consecutive days, the Company may, at any time thereafter, at its option, terminate the Employee's employment under this Agreement immediately upon giving the Employee written notice to that effect. In the event of the Employee's death, the Employee's employment will be deemed terminated as of the date of death.

     Section 7. Termination.

     (a) The Company may terminate the Employee's employment hereunder at any time for "cause" by giving the Employee written notice of such termination, containing reasonable specificity of the grounds therefor. For purposes of this Agreement, "cause" shall mean (i) the Employee's willful misconduct with respect to the business and affairs of the Company or any of its subsidiaries or other affiliates, (ii) the Employee's willful neglect of the Employee's duties or the failure to follow the lawful and reasonable directions of the Board or more senior officers of the Company to whom the Employee reports, including, without limitation, the violation of any material policy of the Company or any of its subsidiaries or other affiliates that is applicable to the Employee, (iii) the Employee's material breach of any of the provisions of this Agreement or any other material written agreement between the Employee and the Company or any of its subsidiaries or other affiliates and, if such breach is capable of being cured, the Employee's failure to cure such breach within thirty (30) days of receipt of written

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notice thereof from the Company or any of its subsidiaries or other affiliates,
(iv) the Employee's commission of a felony, (v) the Employee's commission of an act of fraud or financial dishonesty with respect to the Company or any of its subsidiaries or other affiliates, or (vi) the Employee's conviction for a crime involving moral turpitude or fraud. A termination pursuant to this Section 7(a) shall take effect immediately upon the giving of the notice contemplated hereby.

     (b) The Company may terminate the Employee's employment hereunder at any time without "cause" by giving the Employee written notice of such termination, which termination shall be effective as of the date set forth in such notice, provided that such date shall not be earlier than the date of such notice.

     (c) The Employee may terminate his employment hereunder at any time for "good reason" by giving the Company written notice of such termination, containing reasonable specificity of the grounds therefor, which termination shall be effective as of the date the Company is deemed to have received such notice pursuant to Section 13. For purposes of this Agreement, "good reason" shall mean (i) any reduction in the Employee's then-current Base Salary; (ii) any reduction in the benefits required under this Agreement to be provided by the Company to the Employee, and if such reduction is capable of being cured, the Company's failure to cure the same within thirty (30) days after the Company's receipt of written notice thereof from the Employee; (iii) any breach by the Company of its material obligations to the Employee under this Agreement and, if such breach is capable of being cured, the Company's failure to cure such breach within thirty (30) days after the Company's receipt of written notice thereof from the Employee; and (iv) the Employee's principal office is relocated to any location that is more than one hundred (100) miles from the Columbus, Ohio, metropolitan area without the Employee's consent.

     Section 8. Effect of Termination.

     (a) Upon the effective date of termination of the Employee's employment under this Agreement for any reason other than a termination by the Company without "cause" pursuant to Section 7(b) or a termination by the Employee for "good reason" pursuant to Section 7(c), neither the Employee nor the Employee's beneficiaries or estate shall have any further rights under this Agreement or any claims against the Company or any of its subsidiaries or other affiliates arising out of this Agreement, except the right to receive, within thirty (30) days after the effective date of such termination (or such earlier period as may be required by applicable law):

          (i) the earned and unpaid portion of the Base Salary provided for in
     Section 4(a), computed on a per diem basis to the effective date of such termination (over a year of 365 days);

          (ii) reimbursement for any expenses for which the Employee shall not have theretofore been reimbursed, as provided in Section 5;

          (iii) the unpaid portion of any amounts earned by the Employee prior to the effective date of such termination pursuant to any benefit program in which the

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     Employee participated during the Employment Period; provided, however, that the Employee shall not be entitled to receive any benefits under any benefit program that have accrued during any period if the terms of such program require that the beneficiary be employed by the Company as of the end of such period; provided, however, that the foregoing shall not be deemed to constitute a waiver of the Employee's rights to continue coverage pursuant to the applicable provisions of the Consolidated Omnibus Budget Reconciliation Act of 1993 (COBRA), subject to the applicable terms and conditions thereof; and

          (iv) if such termination occurs pursuant to Section 6 as a result of the Employee's death or disability, the earned and unpaid portion of the 2003 Bonus and 2004 Bonus provided for in Section 4(b), computed on a per diem basis to the effective date of such termination (in either case over a year of 365 days).

     (b) Upon the effective date of termination of the Employee's employment under this Agreement by the Company without "cause" pursuant to Section 7(b) or by the Employee for "good reason" pursuant to Section 7(c), neither the Employee nor the Employee's beneficiaries or estate shall have any further rights under this Agreement or any claims against the Company or any of its subsidiaries or other affiliates arising out of this Agreement, except the right to receive, within thirty (30) days after the effective date of such termination, in the case of amounts due pursuant to clause (i) below, and at such other times as provided in clauses (ii), (iii) and (iv) below in the case of amounts due thereunder (or in each case such earlier period as may be required by applicable law):

          (i) the payments, if any, referred to in Section 8(a);

          (ii) provided that the Employee is not in breach of any term or provision of this Agreement surviving such termination and does not engage in any activity or conduct prohibited by Section 9 (regardless of the extent to which such Section may be enforced under applicable law), the right to continue to receive the Base Salary for the longer of (A) the period commencing on the effective date of such termination and ending on December 31, 2004, and (B) a period of one (1) year commencing on the effective date of such termination and ending on the first anniversary of the effective date of such termination (the applicable period being called the "Severance Period" herein), in either case being payable during the Severance Period in such manner as the Base Salary would have been payable pursuant to Section 4(a), with the parties understanding that the Employee shall not have any duty to mitigate the Company's liability pursuant to this Section 8(b)(ii) by seeking subsequent employment or other engagements for compensation;

          (iii) if such termination occurs after December 31, 2002, and provided that the Employee is not in breach of any term or provision of this Agreement surviving such termination and does not engage in any activity or conduct prohibited by Section 9 (regardless of the extent to which such Section may be enforced under applicable law), the right to receive the 2003 Bonus and the 2004 Bonus (to the extent not previously paid) to which the Employee may be entitled pursuant to the applicable provisions of
     Section 4(b), payable in accordance with Section 4(b); and

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          (iv) if such termination occurs after December 31, 2004, and provided that the Employee is not in breach of any term or provision of this Agreement surviving such termination and does not engage in any activity or conduct prohibited by Section 9 (regardless of the extent to which such Section may be enforced under applicable law), the right to receive such bonus (or portion thereof), if any, that may be awarded and to which the Employee may be entitled pursuant to the applicable provisions of Section 4(c) with respect to the fiscal year of the Company during which such termination occurs, payable in accordance with Section 4(c).

     Section 9. Disclosure of Information; Non-competition.

     (a) From and after the date hereof, the Employee shall not at any time use or disclose, divulge, furnish, or make accessible to any person or entity (other than any officer, director, employee, affiliate or representative of the Company), except as required in connection with the performance of the Employee's duties under and in compliance with this Agreement and as required by law and judicial process (after giving the Company reasonably timely notice of the receipt of any such legal or judicial requirement), any Confidential Information (as defined in Section 9(b)) heretofore acquired or acquired during the Employment Period for any reason or purpose whatsoever, nor shall the Employee make use of any of the Confidential Information for the Employee's own purposes or for the benefit of any person or entity except the Company or any of its subsidiaries or other affiliates.

     (b) For purposes of this Agreement, "Confidential Information" means (i) the Intellectual Property Rights (as defined in Section 9(c)) of the Company and its subsidiaries and other affiliates, and (ii) all other knowledge and information of a proprietary or confidential nature relating to the Company or any of its subsidiaries or other affiliates, or the business or assets of the Company or any of its subsidiaries or other affiliates, including, without limitation, books, records, agent and independent contractor lists and related information, customer lists and related information, vendor lists and related information, supplier lists and related information, distribution channels, pricing information, cost information, marketing plans, strategies, forecasts, financial statements, budgets and projections, other than (A) information that is generally available to the public on the date hereof, or that becomes generally available to the public after the date hereof without action by the Employee, or (B) information that the Employee receives from a third party who does not have any independent obligation to the Company to keep such information confidential.

     (c) For purposes of this Agreement, the term "Intellectual Property Rights" means all industrial and intellectual property rights, including, without limitation, patents, patent applications, letters patent, patent rights, trademarks, trademark applications, trade names, service marks, service mark applications, copyrights, copyright applications, know-how, certificates of public convenience and necessity, franchises, licenses, trade secrets, proprietary processes and formulae, inventions, discoveries, improvements, ideas, development tools, marketing materials, instructions, confidential information, trade dress, logos and designs, and all documentation and media constituting, describing or relating to the foregoing, including, without limitation, manuals, memoranda and records.

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     (d) The Employee shall not during the Employment Period and the period commencing on the effective date of the termination of his employment with the Company and its subsidiaries and other affiliates for any reason and ending on the later to occur of (x) the expiration of the Severance Period and (y) the first anniversary of the effective date of such termination of employment (the Employment Period and such latter period together being called the "Non-competition Period" herein) (i) in any geographic area where the Company or any of its subsidiaries or other affiliates conducts business during the Non-competition Period, engage in or participate in, directly or indirectly (whether as an officer, director, employee, partner, consultant, holder of an equity or debt investment, lender or in any other manner or capacity, including, without limitation, by the rendering of services or advice to any person), or lend his name (or any part or variant thereof) to, any Competing Business (as defined in Section 9(e)) (provided, however, that the foregoing shall not apply to the shipment of goods or commodities in cases where the Employee or one of his Affiliates is the beneficial owner, consignor or consignee of such freight and is engaged primarily in the business of manufacturing or distributing such goods or commodities); (ii) deal, directly or indirectly, in a competitive manner with any customers doing business with the Company or any of its subsidiaries or other affiliates during the Non-competition Period; (iii) solicit or employ any officer, director or agent of the Company or any of its subsidiaries or other affiliates to become an officer, director, or agent of the Employee, the Employee's affiliates or anyone else; or (iv) engage in or participate in, directly or indirectly, any business conducted under any name that shall be the same as or similar to the name of the Company or any of its subsidiaries or other affiliates or any trade name used by any of them. The Employee's ownership for investment purposes only of less than two percent (2%) of the outstanding shares of capital stock or class of debt securities of any corporation with one or more classes of its capital stock listed on a national securities exchange or actively traded in the over-the-counter market shall not constitute a breach of the foregoing covenant. The Employee is entering into the foregoing covenant to induce the Company to extend this Agreement to, and to enter into this Agreement with, the Employee; the Employee also acknowledges and reaffirms the terms of Section 7.9 of the Stock Purchase Agreement dated as of December 18, 2000, among the Company, the Employee and the other parties thereto and agrees that this Section 9(d) shall be in addition to and independent of, and shall in no way modify or limit, the terms of such Section 7.9 (it being agreed that, solely as to the Employee, the proviso in clause (i) above shall also apply to clause (i) of Section 7.9(a) of such Stock Purchase Agreement).

     (e) For purposes of this Agreement, the term "Competing Business" means any transportation or other business that the Company or any of its subsidiaries or other affiliates has engaged in at any time during the Employment Period in any city or county in any state of the United States, or in any similar political division of any state, province, canton or other similar governmental entity in Canada, Mexico, China, Japan or any country or other sovereign entity in South America or Europe, including, without limitation, any business engaged in (i) intermodal marketing, (ii) flatbed specialized hauling services, (iii) less-than-truckload common carrier services, (iv) drayage, consolidation, deconsolidation or distribution services, (v) contract warehousing, freight handling or logistic services, (vi) comprehensive transportation management programs or services to third party customers, (vii) freight consolidation and deconsolidation, (viii) traffic management, (ix) railroad signal project management, (x) freight forwarding and related services (including freight brokerage and handling), (xi) customs

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brokerage, (xii) transportation brokerage, and (xiii) freight transportation
(including "full container load" and "less than container load" transportation services).

     Section 10. Inventions Assignment. During the Employment Period, the Employee shall promptly disclose, grant and assign to the Company for its and its subsidiaries' and other affiliates' sole use and benefit any and all inventions, improvements, technical information and suggestions reasonably relating to the business of the Company and its subsidiaries and other affiliates (collectively, the "Inventions") that the Employee may develop or acquire during the Employment Period (whether or not during usual working hours), together with all Intellectual Property Rights associated with or related to the Inventions. In connection with the previous sentence, (a) the Employee, at the expense of the Company (including a reasonable payment (based on the Employee's last per diem earnings) for the time involved if the Employee is not then in the Company's employ or receiving severance payments from the Company pursuant to Section 8(b)(ii), or if the Employee has not received any severance payment with respect to such time period), shall execute and deliver promptly such applications, assignments, descriptions and other instruments as may be necessary or proper in the opinion of the Company to vest title to the Inventions and any Intellectual Property Rights associated with or related to the Inventions in the Company and to enable it to obtain and maintain the entire right and title thereto throughout the world, and (b) the Employee shall render to the Company, at its expense (including a reasonable payment (based on the Employee's last per diem earnings) for the time involved if the Employee is not then in the Company's employ or receiving severance payments from the Company pursuant to Section 8(b)(ii), or if the Employee has not received any severance payment with respect to such time period), reasonable assistance as it may require in the prosecution of applications for such Intellectual Property Rights, in the prosecution or defense of interferences or infringements that may be declared involving any Intellectual Property Rights, and in any litigation in which the Company or any of its subsidiaries or other affiliates may be involved relating to the Inventions or any such Intellectual Property Rights.

     Section 11. Assistance in Litigation. At the request and expense of the Company (including a reasonable payment (based on the Employee's last per diem earnings) for the time involved if the Employee is not then in the Company's employ or receiving severance payments from the Company pursuant to Section 8(b)(ii), or if the Employee has not received any severance payment with respect to such time period), and upon reasonable notice, the Employee, at all times during and after the Employment Period, shall furnish such information and assistance to the Company and its subsidiaries and other affiliates as they may reasonably require in connection with any issue, claim or litigation in which the Company or any such subsidiary or other affiliate may be involved. If such a request for assistance occurs after the expiration of the Employment Period, then the Employee shall be required to render assistance to the Company only to the extent that the Employee can do so without materially affecting the Employee's other business obligations to his employer and other third parties.

     Section 12. Entire Agreement; Amendment and Waiver. This Agreement contains the entire agreement and understanding between the Employee and the Company and any predecessor of the Company, and any of their respective Affiliates, with respect to the subject matter hereof and supersedes any and all prior and contemporaneous agreements and understandings between the Employee and the Company or any predecessor of the Company, or any of their respective Affiliates, regarding the subject matter hereof (including the Employment

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Agreement dated as of December 22, 2000, and the Amended and Restated Employment
Agreement dated as of September 1, 2001 (together, the "Original Agreement"), between the Employee and Rail Van LLC, an Ohio limited liability company and predecessor-in-interest to Pacer Global Logistics, Inc., a wholly-owned subsidiary of the Company. Other than this Agreement, there are no other agreements or understandings continuing in effect relating to the subject matter hereof (except that the parties acknowledge the existence of the separate and independent provisions contained in Section 7.9 of the Purchase Agreement). No waiver, amendment or modification of any provision of this Agreement shall be effective unless in writing and signed by the Employee and the Company. The waiver by either party of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach by such other party. In consideration of the Employee's continued employment with the Company hereunder and the other payments and consideration inuring to the benefit of the Employee hereunder, the Employee waives and releases the Company and its Affiliates from any and all claims, demands, actions, causes of action, losses, liabilities and obligations whatsoever, whether known or unknown, fixed or contingent, matured or unmatured, arising prior to the date hereof, whether under the Original Agreement or otherwise in connection with or relating to the Employee's employment with the Company or any of it Affiliates prior to the date hereof, including any arising under federal, state and local labor, employment, civil rights and anti-discrimination laws (including the Age Discrimination in Employment Act, the Americans With Disabilities Act and Title VII of the Civil Rights Act) and any other restrictions on the Company's and its subsidiaries' rights with respect to the modification or termination, for whatever reason, of the employment of its employees; provided, however, that the foregoing shall not apply to, and shall not be deemed to release, any right or claim of the Employee, whenever arising, to be indemnified by the Company or any of its affiliates under and to the extent of the applicable terms and provisions of the Company's or such affiliate's charter, certificate or articles of incorporation, or by-laws.

     Section 13. Notices.

     (a) All notices or other communications pursuant to this Agreement shall be in writing and shall be deemed to be sufficient if delivered personally, telecopied, sent by nationally-recognized, overnight courier, or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

          (i) if to the Company, to it at:

              c/o Pacer International, Inc.
              One Concord Center
              2300 Clayton Road, Suite 1200
              Concord, California 94520
              Telecopier: (925) 887-1501
              Telephone: (925) 887-1400
              Attention: Chairman of the Board

              with copy to:

              Pacer International, Inc.
              225 Water Street, Suite 2050
              Jacksonville, Florida  32202
              Telephone No.:  (904) 485-1001
              Facsimile No.:  (904) 485-1019
              Attention:  Legal Department

          (ii) if to the Employee, to him at his last known address contained in the records of the Company.

     (b) All such notices and other communications shall be deemed to have been given and received (i) in the case of personal delivery, on the date of such delivery, (ii) in the case of delivery by telecopy, on the date of such delivery (if sent on a business day where sent, and if not sent on such a business day, then on the next business day where sent after the date sent), (iii) in the case of delivery by nationally-recognized, overnight courier, on the next business day where sent following dispatch, and (iv) in the case of mailing, on the third business day where sent following such mailing.

     Section 14. Headings. The section headings in this Agreement are for convenience only and shall not control or affect the meaning of any provision of this Agreement.

     Section 15. Severability. It is the desire and intent of the parties that the provisions of this Agreement be enforced to the fullest extent permissible under the law and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, in the event that any provision of this Agreement would be held in any jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

     Section 16. Remedies. The Employee acknowledges and understands that the provisions of this Agreement are of a special and unique nature, the loss of which cannot be adequately compensated for in damages by an action at law, and thus, the breach or threatened breach of the provisions of this Agreement would cause the Company irreparable harm. The Employee further acknowledges that in the event of a breach or any of the covenants contained in Section 9, Section 10, or Section 11, the Company shall be entitled to immediate relief enjoining such violations in any court or before any judicial body having jurisdiction over such a claim. All remedies hereunder are cumulative, are in addition to any other remedies provided for by law and, to the extent permitted by law, may be exercised concurrently or separately, and the exercise of any one remedy shall not be deemed to be an election of such remedy or to preclude the exercise of any other remedy.

     Section 17. Representation. The Employee hereby represents and warrants to the Company that (i) the execution, delivery and performance of this Agreement by the Employee does not breach, violate or cause a default under any agreement, contract or instrument to which the Employee is a party or any judgment, order or decree to which the Employee is subject, and (ii) the Employee is not a party to or bound by any employment agreement, consulting agreement, non-compete agreement, confidentiality agreement or similar agreement with any other person or entity, except for certain existing non-competition covenants from the Employee in favor of the Company, which the Employee affirms are continuing and in full force and effect and have been complied with in all respects.

     Section 18. Benefits of Agreement; Assignment. The terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns, representatives, heirs and estates, as applicable. This Agreement shall not be assignable by any party hereto without the prior written consent of the other party hereto, except that the Company may assign this Agreement or its rights hereunder to Pacer, a direct or indirect wholly-owned subsidiary of Pacer or the Company, or to any person or entity succeeding to all or any substantial portion of their respective businesses; provided, however, that in the case of an assignment to Pacer or any of its subsidiaries or other affiliates, the Company shall continue to be liable for or otherwise guarantee the performance of the obligations of the Company hereunder.

     Section 19. Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Ohio without giving effect to any choice of law provision or rule (whether of the State of Ohio or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Ohio. The parties consent to disputes being resolved exclusively in a court of competent jurisdiction located in the State of Ohio.

     Section 20. Mutual Waiver of Jury Trial. THE PARTIES WISH THAT APPLICABLE LAWS APPLY TO THE RESOLUTION OF ANY DISPUTES ARISING UNDER THIS AGREEMENT AND THE SUBJECT MATTER HEREOF, AND THAT THEIR DISPUTES BE RESOLVED BY AN EXPERIENCED PERSON APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND APPLICABLE LAWS, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING BROUGHT TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER THIS AGREEMENT OR ANY DOCUMENTS RELATED HERETO.

     Section 21. Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

                                   * * * * * *

        IN WITNESS WHEREOF, the parties have executed and delivered this Amended and Restated Employment Agreement effective as of the date first written above.

                                THE COMPANY:

                                PACER GLOBAL LOGISTICS, INC.

                                By:
                                   ---------------------------------------------
                                   Name:
                                   Title:

                                THE EMPLOYEE:


                                ------------------------------------------------
                                Jeffrey R. Brashares